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                 MINERAL PROPERTY STAKING AND PURCHASE AGREEMENT


                 THIS AGREEMENT dated for reference January 28, 2005.

BETWEEN:

                 Laurence Stephenson of 1136 Martin St, White Rock, British Columbia, V4B 3W1;

                 (the "Vendor")

                                                              OF THE FIRST PART

AND:

                  Ancor Resources Inc., a body corporate, duly incorporated under the laws of the Nevada and having an office at 2328 Heather Street, Vancouver, British Columbia, V5Z 4R6;

                  (the "Purchaser")

                                                             OF THE SECOND PART

W H E R E A S:

A. The Vendor has located potential mineral claims located approximately 16 kilometres southeast of Port Alberni, Alberni Mining Division, British Columbia in an area having the potential to contain gold, silver and copper mineralization or deposits (collectively, the "Claims");

B. The parties have agreed that the Vendor will stake and sell the Claims to the Purchaser upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                THE VENDOR'S REPRESENTATIONS

1.1 The Vendor represents and warrants to the Purchaser that upon completion of the staking referred to herein:

         (a) The Vendor will be the registered and beneficial owner of the mineral interests comprising the Claims and will hold the right to explore and develop the Claims;

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         (b)      the Vendor,  as beneficial owner of the Claims,  will hold all of the Claims free and clear of all liens, charges and claims of and the Vendor will have free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

         (c) The Claims will have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia; and

         (d) There will be no adverse claims or challenges against or to the Vendor's ownership of or title to any of the Claims, nor any basis therefor, and there will be no outstanding agreements or options to acquire or purchase the Claims or any portion thereof.

1.2 The representations and warranties of the Vendor set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2.                THE PURCHASER'S REPRESENTATIONS

                  The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.                SALE OF CLAIMS

3.1 The Vendor hereby agrees to sell a 100% undivided right, title and interest in and to the Claims in consideration of the Purchaser paying to the Vendor the sum of $2,500 to the Purchaser forthwith upon receipt of:

         (a)      confirmation that the Claims have be staked and recorded; and

         (b) a technical report on the Claims prepared by a qualified professional geologist.

3.2 Upon the receipt of this payment, the Vendor hereby confirms that he will hold the Claims in trust for the Purchaser. Thereafter, upon the request of the Purchaser, the Vendor shall assist the Purchaser to record this Agreement with the appropriate mining recorder and, when required, the Vendor shall further provide the Purchaser with such recordable documents as the Purchaser and its counsel shall require to record its due interest in respect of the Claims.

4.                RIGHT TO ABANDON PROPERTY INTERESTS

4.1 Should the Purchaser, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development,

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then  the Purchaser may abandon such interest  provided the Purchaser returns to
Claims to the Vendor at least 30 days prior to any deadline for additional assessment work to be completed.

5.                FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

6.                FORCE MAJEURE

                  If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

7.                CONFIDENTIAL INFORMATION

                  No information furnished by the Purchaser to the Vendor hereunder in respect of the activities carried out on the Claims by the Purchaser, or related to the sale of mineral products derived from the Claims, shall be published by the Vendor without the prior written consent of the Purchaser, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

8.                ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

9.                NOTICE

9.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by facsimile, or sent by registered mail, in the case of the Vendor addressed as follows:

                  Laurence Stephenson
                  1136 Martin St,
                  White Rock, British Columbia
                  V4B 3W1

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and in the case of the Purchaser addressed as follows:

                  Ancor Resources Inc.
                  2328 Heather Street
                  Vancouver, British Columbia
                  V5Z 4R6

and any notice given as aforesaid shall be deemed to have been given, if delivered by facsimile, when transmitted, or if mailed, on the second business day after the date of mailing.

9.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

10.               RELATIONSHIP OF PARTIES

                  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

11.               FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

12.               TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

13.               TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

14.               CURRENCY

                  All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

15.               APPLICABLE LAW

                  For all purposes, this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

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16.               ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

17.               ASSIGNMENT

                  This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.


                  IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                                     ANCOR RESOURCES INC.

/s/ Laurence Stephenson                              per: /s/ Michael Sweeney
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Laurence Stephenson                                  Authorized Signatory